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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-138157 and 333-161380 on Form S-8, and Registration Statement No. 333-164231on Form S-3 of our reports dated May 20, 2010, relating to the consolidated financial statements and financial statement schedule of Stanley, Inc., and the effectiveness of Stanley, Inc.'s internal control over financial reporting dated May 20, 2010, appearing in this Annual Report on Form 10-K of Stanley, Inc. for the year ended March 31, 2010.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
May 20, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM